                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           AMENDMENT NO. 1 TO FORM 8-K
                                  ON FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 30, 2000



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



         1-12815                                              N.A.
(Commission File Number)                      (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofdorp
         The Netherlands                                      N.A.
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)

Item 5. Other Events

         On July 30, 2000, the Company signed a definitive purchase agreement to acquire all the outstanding capital stock of Howe-Baker International, Inc. ("HBI") from WEDGE Group Incorporated ("WEDGE") for consideration that includes 8,146,665 common shares of the Company (the "CBI Shares"). On July 30, 2000, WEDGE signed a stock purchase agreement to sell to First Reserve Fund VIII, L.P. ("First Reserve") approximately one-half of the CBI Shares.

         A copy of (i) the Company's press release dated July 31, 2000, (ii) the definitive purchase agreement setting forth the terms and conditions of the acquisition, and (iii) the stock purchase agreement between WEDGE and First Reserve are attached as exhibits hereto.


Item 7. Financial Statements and Exhibits

     (c)  Exhibits

        * (1)  Company Press Release dated July 31, 2000.

        * (2) Purchase Agreement dated as of July 30, 2000 by and between WEDGE Group Incorporated, WGI Tyler, Inc., Chicago Bridge & Iron Company N.V. and CB&I Tyler Company.

          (3) Stock Purchase Agreement dated as of July 30, 2000 by and between WEDGE Group Incorporated, WGI Tyler, Inc. and First Reserve Fund VIII, L.P.

----------
* Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CHICAGO BRIDGE & IRON COMPANY N.V.



Date:  August 15, 2000               By: /s/  Timothy J. Wiggins
                                        ----------------------------
                                        By:  Chicago Bridge & Iron Company B.V.
                                        Its: Managing Director
                                             Timothy J. Wiggins
                                             Managing Director